Paymentus Reports Fourth Quarter and Full Year 2021

Financial Results

Fourth Quarter Revenue Increased 31% Year-over-Year

Fourth Quarter Gross Profit increased 31% and

Contribution Profit* Increased 36% Year-over-Year

Fourth Quarter Transactions Increased 54% Year-over-Year

REDMOND, Wash., February 16, 2022 -- Paymentus Holdings, Inc. (“Paymentus”) (NYSE: PAY), a leading provider of cloud-based bill payment technology solutions, today announced financial results for its fourth quarter and full year ended December 31, 2021.

"I'm proud of our performance in our first year as a public company, but I feel like we're just getting started," said Dushyant Sharma, Founder and CEO. "2021 laid the foundation for our strong outlook in 2022, and we believe our core strategy of building a network and growing market share is paying off."

Business Highlights and Recent Developments

•
Processed 83.3 million transactions in the fourth quarter of 2021, an increase of 53.7% from the fourth quarter of 2020.
•
Expanded partnership with Amazon to include bill payment in the Amazon mobile app.
•
Earned biller direct industry best-in-class rating by Aite-Novarica Group.

"With full year revenue growth of over 31% and another year of solid profitability, Paymentus continued its history of responsible growth," said Matt Parson, CFO. "I am also very pleased to provide an outlook that anticipates us continuing to be a 'Rule of 40' company in 2022 as well."

Fourth Quarter 2021 Financial Highlights*

•
Revenue was $108.1 million, an increase of 31.2% from the fourth quarter of 2020.
•
Gross profit was $33.7 million compared to $25.8 million for the fourth quarter of 2020. Adjusted gross profit was $36.1 million compared to $26.8 million for the fourth quarter of 2020.
•
Contribution profit was $45.3 million, compared to $33.2 million for the fourth quarter of 2020, representing an increase of 36.3%.
•
Net income was $4.7 million and GAAP earnings per share was $0.04. Non-GAAP net income was $2.1 million and non-GAAP earnings per share was $0.02.
•
Adjusted EBITDA was $6.3 million, representing a 13.8% adjusted EBITDA margin compared to $7.5 million, representing a 22.7% adjusted EBITDA margin, for the fourth quarter of 2020.

Full Year 2021 Financial Highlights*

•
Revenue was $395.5 million, an increase of 31.1% from 2020.
•
Gross profit was $121.4 million compared to $92.6 million for 2020. Adjusted gross profit was $127.4 million compared to $96.1 million for 2020.
•
Contribution profit was $158.5 million, compared to $120.5 million for 2020, representing an increase of 31.5%.
•
Net income was $9.3 million and GAAP earnings per share was $0.06. Non-GAAP net income was $9.7 million and non-GAAP earnings per share was $0.09.
•
Adjusted EBITDA was $29.5 million, representing an 18.6% adjusted EBITDA margin compared to $28.5 million, representing a 23.6% adjusted EBITDA margin for 2020.
•
Cash and cash equivalents were $168.4 million as of December 31, 2021

* Descriptions of the non-GAAP financial measures contribution profit, adjusted gross profit, adjusted EBITDA, adjusted EBITDA margin, non-GAAP net income and non-GAAP net income per share are provided below under “Use and Definitions of Non-GAAP Financial Measures,” and reconciliations are provided in the tables at the end of this release.

2022 Financial Outlook

Paymentus expects revenue for the full year 2022 to be between $490 million and $495 million or 24% to 26% growth year-over-year. Contribution profit is anticipated to be between $204 million and $206 million or 29% and 30% growth year-over-year(1). Adjusted EBITDA is expected to be between $28 million and $33 million, resulting in an expected adjusted EBITDA margin of approximately 14% to 16%.

(1) Gross profit is estimated to be approximately 72% of contribution profit and other cost of revenue is estimated to be approximately 28% of contribution profit. The decrease in GAAP gross profit for 2022 is primarily driven by amortization of acquired intangibles, as such this will not impact adjusted gross profit.

Paymentus does not reconcile its forward-looking guidance for non-GAAP measures because certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated. Refer to “Use of Forward-Looking Non-GAAP Measures” below for additional explanation.

The statements in this section are forward-looking statements. For additional information regarding the use and limitations of such statements, refer to “Forward-Looking Statements” below.

Conference Call Information

In conjunction with this announcement, Paymentus will host a conference call for investors at 2:00 p.m. PT (5:00 p.m. ET) today to discuss fourth quarter and full year 2021 results and our outlook for 2022. The live webcast and replay will be available at the Investor Relations section of Paymentus’ website.

About Paymentus

Paymentus is a leading provider of cloud-based bill payment technology and solutions for more than 1,700 billers and financial institutions across North America. Our omni-channel platform provides consumers with easy-to-use, flexible and secure electronic bill payment experiences through their preferred payment channel and type. Paymentus’ proprietary Instant Payment NetworkTM, or IPN, extends our reach by connecting our IPN partners’ platforms and tens of thousands of billers to our integrated billing, payment, and reconciliation capabilities. For more information, please visit www.paymentus.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current fact included in this press release are forward-looking statements, including but not limited to statements regarding our 2022 financial outlook and our ability to maintain our status as a Rule of 40' company in 2022. Forward-looking statements include statements containing words such as “expect,” “anticipate,” “believe,” “project,” “will” and similar expressions intended to identify forward-looking statements.

These forward-looking statements are based on our current expectations. Forward-looking statements involve risks and uncertainties. Our actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to our ability to effectively manage our growth and expand our operations, including into new channels and industry verticals across different markets; our ability to expand and retain our biller, financial institution, partner and consumer base; the continued impact of the COVID-19 pandemic on our operating results, liquidity and financial condition and on our employees, billers, financial institutions, partners, consumers and other key stakeholders; our ability to remain competitive; our ability to develop new product features and enhance our platform and brand; our future acquisitions and strategic investments; our ability to hire and retain experienced and talented employees; and other risks and uncertainties included under the caption “Risk Factors” and elsewhere in our filings with the Securities and Exchange Commission, or SEC, including, without limitation, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 filed with the SEC on November 10, 2021 and our Annual Report on Form 10-K for the year ended December 31, 2021, which we expect to file with the SEC in early March 2022. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

All forward-looking statements are qualified in their entirety by this cautionary statement, and we undertake no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Use of Forward-Looking Non-GAAP Measures

Paymentus does not meaningfully reconcile guidance for adjusted EBITDA and adjusted EBITDA margin, because Paymentus cannot provide guidance for the more significant reconciling items between net income and adjusted EBITDA without unreasonable effort. This is due to the fact that future period non-GAAP guidance includes adjustments for items not indicative of our core operations, which may include, without limitation, items included in the supplemental financial information for reconciliation of reported GAAP results to non-GAAP results. Such items include acquisition related amortization expense for acquired intangibles, foreign exchange gains and losses, adjustments to its income tax provision and certain other items Paymentus believes to be non-indicative of its ongoing operations. Such adjustments may be affected by changes in ongoing assumptions, judgements, as well as nonrecurring, unusual or unanticipated charges, expenses or gains/losses or other items that may not directly correlate to the underlying performance of our business operations. The exact amount of these adjustments is not currently determinable but may be significant.

Use and Definitions of Non-GAAP Financial Measures

In addition to disclosing financial measures in accordance with accounting principles generally accepted in the United States, or GAAP, this press release and the accompanying tables contain certain non-GAAP financial measures, including contribution profit, adjusted gross profit, adjusted EBITDA, adjusted EBITDA margin, free cash flow, non-GAAP net income and non-GAAP earnings per share, or EPS. We use non-GAAP measures to supplement financial information presented on a GAAP basis. We believe that excluding certain items from our GAAP results allows management and our board of directors to more fully understand our consolidated financial performance from period to period and helps management project our future consolidated financial performance as forecasts are developed at a level of detail different from that used to prepare GAAP-based financial measures.

Contribution profit is defined as gross profit plus other cost of revenue. Other cost of revenue equals cost of revenue less interchange and assessment fees paid by us to our payment processors.

Adjusted gross profit is defined as gross profit adjusted for non-cash items, primarily stock-based compensation and amortization.

Adjusted EBITDA is defined as net income before other income (expense) (which consists of interest income (expense), net and foreign exchange gain (loss)), depreciation and amortization and income taxes, adjusted to exclude the effects of stock-based compensation expense and certain nonrecurring expenses that management believes are not indicative of ongoing operations, consisting primarily of professional fees and other indirect charges associated with our initial public offering.

Adjusted EBITDA margin is defined as adjusted EBITDA as a percentage of contribution profit.

Free cash flow is defined as net cash provided by (used in) operating activities less capital expenditures and capitalized internal-use software development costs.

Non-GAAP net income and non-GAAP EPS are defined as net income excluding certain nonrecurring items such as discrete tax items, one-time expenses or other non-cash items, including amortization of acquisition-related intangibles.

We believe these non-GAAP measures provide our investors with useful information to help them evaluate our operating results by facilitating an enhanced understanding of our operating performance and enabling them to make more meaningful period-to-period comparisons. In particular, we exclude interchange and assessment fees in the presentation of contribution profit because we believe inclusion is less directly reflective of our operating performance as we do not control the payment channel used by consumers, which is the primary determinant of the amount of interchange and assessment fees. We use contribution profit to measure the amount available to fund our operations after interchange and assessment fees, which are directly linked to the number of transactions we process and thus our revenue and gross profit.

We use these non-GAAP measures in conjunction with GAAP measures as part of our overall assessment of our performance and liquidity, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies, and to communicate with our board of directors concerning our financial performance and liquidity. There are limitations to the use of the non-GAAP measures presented in this press release. Our non-GAAP measures may not be comparable to similarly titled measures of other companies; other companies, including companies in our industry, may calculate non-GAAP measures differently than we do, limiting the usefulness of those measures for comparative purposes. These non-GAAP measures should not be considered in isolation from or as a substitute for financial measures prepared in accordance with GAAP.

We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure, and to view our non-GAAP measures in conjunction with GAAP financial measures. For a reconciliation of these non-GAAP financial measures to GAAP measures, please see the tables for the reconciliation of GAAP to non-GAAP results included at the end of this release.

Contacts

Investor Relations
Paul Seamon
pseamon@paymentus.com

Media Relations
Tony Labriola
tony@thinkinsideout.com

PAYMENTUS HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020

Revenue	$108,131	$82,422	$395,524	$301,767
Cost of revenue	74,390	56,627	274,144	209,140
Gross profit	33,741	25,795	121,380	92,627
Operating expenses
Research and development	9,653	6,540	34,122	24,510
Sales and marketing	14,876	8,596	43,917	31,842
General and administrative	8,901	5,731	32,968	17,847
Total operating expenses	33,430	20,867	111,007	74,199
Income from operations	311	4,928	10,373	18,428
Other income (loss)
Interest (expense) income, net	(10)	4	(6)	52
Foreign exchange gain (loss)	7	(7)	(1)	(116)
Income before income taxes	308	4,925	10,366	18,364
Benefit from (provision for) income taxes	4,357	(1,292)	(1,066)	(4,653)
Net income	$4,665	$3,633	$9,300	$13,711
Undeclared dividends on Series A preferred stock	—	(1,352)	(2,258)	(5,186)
Net income attributable to common stock	$4,665	$2,281	$7,042	$8,525
Net income per share attributable to common stock
Basic	$0.04	$0.02	$0.06	$0.08
Diluted	$0.04	$0.02	$0.06	$0.08
Weighted-average number of shares used to compute net income per share attributable to common stock
Basic	120,154,077	103,479,239	112,763,261	103,479,239
Diluted	126,169,616	106,500,475	118,821,925	106,207,883

PAYMENTUS HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands, except share and per share data)

	December 31,
	2021	2020
Assets
Current assets
Cash and cash equivalents	$168,386	$46,666
Restricted funds held for financial institutions	33,443	—
Accounts and other receivables, net of allowance of $102 and $100	43,935	28,034
Income tax receivable	2,488	2,011
Prepaid expenses and other current assets	8,184	3,117
Total current assets	256,436	79,828
Property and equipment, net of accumulated depreciation and amortization of $4,791 and $3,760	2,044	1,772
Capitalized internal-use software development costs, net	30,888	20,963
Intangible assets, net	42,088	296
Goodwill	129,413	13,205
Operating lease right-of-use assets	7,703	8,322
Deferred tax asset	163	270
Other long-term assets	4,207	218
Total assets	$472,942	$124,874
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$24,748	$16,825
Accrued liabilities	12,491	10,201
Financial institution funds in-transit	33,443	—
Operating lease liabilities	1,456	3,010
Contract liabilities	2,173	612
Income tax payable	122	463
Total current liabilities	74,433	31,111
Deferred tax liability	3,318	3,499
Operating leases, net of current portion	6,463	5,476
Contract liabilities, net of current portion	1,713	—
Finance leases and other finance obligations, net of current portion	883	412
Total liabilities	86,810	40,498
Commitments and contingencies (Note 9)
Stockholders’ equity
Preferred stock, $0.0001 par value per share, 5,000,000 and zero shares authorized at December 31, 2021 and 2020, respectively, none issued and outstanding at December 31, 2021 and 2020, respectively	—	—
Class A common stock, $0.0001 par value per share, 883,950,000 and zero shares authorized as of December 31, 2021 and 2020, respectively; 17,251,079 and zero shares issued and outstanding as of December 31, 2021 and 2020, respectively	1	—
Class B common stock, $0.0001 par value per share, 111,050,000 and zero shares authorized as of December 31, 2021 and 2020, respectively; 103,388,082 and zero shares issued and outstanding as of December 31, 2021 and 2020, respectively	11	—
Series A preferred stock, par value $0.01 per share; zero and 50,000 shares authorized as of December 31, 2021 and 2020, respectively; zero and 23,333 shares issued as of December 31, 2021 and 2020, respectively; zero and 23,013 shares outstanding as of December 31, 2021 and 2020, respectively	—	—
Common stock, $0.005 par value per share; zero and 150,000,000 shares authorized as of December 31, 2021 and 2020, respectively; zero and 104,785,651 shares issued as of December 31, 2021 and 2020, respectively; and zero and 103,479,239 shares outstanding as of December 31, 2021 and 2020, respectively	—	517
Treasury stock at cost, zero and 320 Series A preferred shares; and zero and 1,306,412 common shares as of December 31, 2021 and 2020, respectively	—	(579)
Additional paid-in capital	356,017	29,175
Accumulated other comprehensive income	168	216
Retained earnings	29,935	55,047
Total stockholders’ equity	386,132	84,376
Total liabilities and stockholders' equity	$472,942	$124,874

PAYMENTUS HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Cash flows from operating activities
Net income	$4,665	$3,633	$9,300	$13,711
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	4,708	2,057	13,295	8,069
Deferred income taxes	(3,351)	320	(660)	1,638
Stock-based compensation	1,251	546	3,136	1,994
Non-cash lease expense	366	794	2,497	2,802
Amortization of contract asset	246	—	669	—
Provision for credit losses	106	100	106	100
Change in operating assets and liabilities, net of impact of business combination
Accounts and other receivables	(6,922)	(1,026)	(14,736)	(8,689)
Prepaid expenses and other current and long-term assets	1,179	824	1,346	840
Accounts payable	(352)	969	7,490	14,636
Accrued liabilities	(193)	632	(44)	2,759
Operating lease liabilities	(372)	(665)	(2,443)	(2,641)
Contract liabilities	91	(327)	474	184
Income taxes receivable, net of payable	(1,176)	(366)	(827)	217
Net cash provided by operating activities	246	7,491	19,603	35,620
Cash flows from investing activities
Business combinations, net of cash and restricted cash acquired	(280)	—	(57,400)	(290)
Other intangible assets acquired	(130)	—	(130)	—
Purchases of property and equipment	(264)	(76)	(1,089)	(458)
Capitalized internal-use software development costs	(5,827)	(3,523)	(19,300)	(14,389)
Net cash used in investing activities	(6,501)	(3,599)	(77,919)	(15,137)
Cash flows from financing activities
Proceeds from initial public offering, net of underwriter's discounts and commissions	—	—	224,595	—
Proceeds from private placement	—	—	50,000	—
Redemption of Series A preferred stock	—	—	(23,013)	—
Payment of dividends on Series A preferred stock	—	—	(34,412)	—
Proceeds from repayment of related party loan	—	—	813	—
Proceeds from exercise of stock options	315	—	315	—
Financial institution funds in-transit	(4,628)	—	1,984	—
Payments of deferred offering costs	—	—	(1,961)	—
Payments on other financing obligations	(3,080)	(383)	(4,562)	(1,035)
Payments on finance leases	(68)	(66)	(272)	(323)
Net cash (used in) provided by financing activities	(7,461)	(449)	213,487	(1,358)
Foreign currency effect on cash, cash equivalents and restricted cash	(32)	91	(8)	114
Net (decrease) increase in cash, cash equivalents and restricted cash	(13,748)	3,534	155,163	19,239
Cash, cash equivalents and restricted cash
Beginning of period	215,577	43,132	46,666	27,427
End of period	$201,829	$46,666	$201,829	$46,666

PAYMENTUS HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (continued) (Unaudited)

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
The below table reconciles cash, cash equivalents and restricted cash in the consolidated balance sheets to the total of the same amounts shown in the consolidated statements of cash flows:
Cash and cash equivalents	$168,386	$46,666	$168,386	$46,666
Restricted funds held for financial institutions	33,443	—	33,443	—
Total cash, cash equivalents and restricted cash as shown in the consolidated statements of cash flows	$201,829	$46,666	$201,829	$46,666

The following tables set forth our non-GAAP financial measures with reconciliations to the most directly comparable GAAP financial measures (in thousands):

Contribution Profit

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(in thousands)
Gross profit	$33,741	$25,795	$121,380	$92,627
Plus: other cost of revenue	11,535	7,433	37,098	27,876
Contribution profit	$45,276	$33,228	$158,478	$120,503

Adjusted Gross Profit

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(in thousands)
Gross profit	$33,741	$25,795	$121,380	$92,627
Stock-based compensation	—	—	—	—
Amortization	2,395	960	6,005	3,513
Adjusted gross profit	$36,136	$26,755	$127,385	$96,140

Adjusted EBITDA and Adjusted EBITDA Margin

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(in thousands)
Net income	$4,665	$3,633	$9,300	$13,711
Excluding
Interest expense (income), net	10	(4)	6	(52)
Benefit from (provision for) income taxes	(4,357)	1,292	1,066	4,653
Depreciation and amortization	4,708	2,057	13,295	8,069
Foreign exchange (gain) loss	(7)	7	1	116
Stock-based compensation	1,251	546	3,136	1,994
Other nonrecurring expenses	—	—	2,711	—
Adjusted EBITDA	$6,270	$7,531	$29,515	$28,491
Adjusted EBITDA margin	13.8%	22.7%	18.6%	23.6%

Free Cash Flow

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(in thousands)
Net cash provided by operating activities	$246	$7,491	$19,603	$35,620
Purchases of property and equipment	(264)	(76)	(1,089)	(458)
Capitalized internal-use software development costs	(5,827)	(3,523)	(19,300)	(14,389)
Free cash flow	$(5,845)	$3,892	$(786)	$20,773
Net cash used in investing activities	$(6,501)	$(3,599)	$(77,919)	$(15,137)
Net cash (used in) provided by financing activities	$(7,461)	$(449)	$213,487	$(1,358)

Non-GAAP Net Income

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(in thousands)
Net income	$4,665	$3,633	$9,300	$13,711
Excluding amortization of acquisition-related intangibles	1,743	—	2,676	—
Excluding discrete one-time tax items	(4,334)	—	(2,272)	—
Non-GAAP net income	$2,074	$3,633	$9,704	$13,711

Non-GAAP EPS

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(in thousands)
Net income attributable to common shareholders	$4,665	$2,281	$7,042	$8,525
Excluding amortization of acquisition-related intangibles	1,743	—	2,676	—
Excluding undeclared dividends on Series A preferred stock	—	1,352	2,258	5,186
Excluding discrete one-time tax items	(4,334)	—	(2,272)	—
Numerator for Non-GAAP EPS - basic	$2,074	$3,633	$9,704	$13,711

Weighted-average shares of common stock - basic	120,154,077	103,479,239	112,763,261	103,479,239

Non-GAAP EPS - basic	$0.02	$0.04	$0.09	$0.13